Exhibit 10.1
EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”), dated as of September 29, 2023 (the “Effective Date”), is made and entered into by and among Kennedy Wilson UK Limited, a private limited company incorporated in England and Wales, with company number 07802204 and having its registered address at 50 Grosvenor Hill, London, W1K 3QT (the “Company”), Kennedy-Wilson Holdings, Inc. (“Holdings”) and Michael Pegler (“Executive”)
WHEREAS, Executive currently serves as the President of KW Europe of the Company;
and
WHEREAS, the Company desires to continue to employ Executive and Executive desires to continue such employment with the Company, upon and subject to the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1.Term. Executive’s continuous period of employment with the Company commenced on October 1, 2015. Subject to the provisions for earlier termination hereinafter provided, Executive’s employment with the Company under this Agreement shall be for an initial term commencing on the Effective Date and ending on the third (3rd) anniversary thereof (the “Term”). For the avoidance of doubt, the provisions of Sections 6 and 8 below shall survive any termination of the Term and/or this Agreement.
2.Position; Exclusivity; Principal Work Location.
(a)Position and Hours of Work. During the Term, Executive shall serve as the President of KW Europe of the Company, reporting to the Chairman and Chief Executive Officer of Kennedy Wilson, Inc. (currently William J. McMorrow) and shall perform such duties as are usual and customary for Executive’s position. Executive agrees that (i) he shall work normal business hours (being 9:00 am to 5:30 pm Monday to Friday), together with such additional hours as are necessary for the proper performance of his duties; and (ii) he has autonomous decision-making powers with respect to such hours, such that the duration of his working time is not measured or predetermined. At the Company’s request, Executive shall serve the Company and/or its subsidiaries or affiliates in such other capacities as the Company shall designate (without additional compensation). Executive agrees to observe and comply with the rules and policies of the Company, as in effect from time to time.
(b)Exclusivity. During the Term, Executive shall devote Executive’s best efforts and full business time and attention to the business and affairs of the Company, its subsidiaries and its affiliates. During the Term, unless provided otherwise pursuant to a prior unanimous written consent or approval by a majority of the Board of Directors of Holdings (“the Board”), Executive shall not (i) serve as an employee or consultant for any other entity, (ii) serve on the board of directors or similar body of any other entity, or
(iii) engage, directly or indirectly, in any other business activity (whether or not pursued for pecuniary advantage) that is or may be competitive with, or that might place Executive in a competing position to, that of the Company or any of its subsidiaries or affiliates. Notwithstanding the foregoing, during the Term, it shall not be a violation of this Agreement for Executive to: (A) serve on boards, committees or

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similar bodies of charitable or nonprofit organizations or educational institutions, and (B) manage Executive’s personal investments (real estate or otherwise), in each case, so long as such activities do not violate Section 6, create a potential business or fiduciary conflict, or, individually or in the aggregate, materially interfere or conflict with the performance of Executive’s duties and responsibilities under this Agreement.
(c)Principal Work Location. During the Term, except for travel to other locations as may be necessary to fulfill Executive’s duties and responsibilities hereunder, Executive shall perform the services required by this Agreement at the Company’s principal offices located in London, United Kingdom (the “Principal Work Location”). The Executive is currently not required to be absent from the United Kingdom for a period exceeding one month at any one time.
3.Compensation and Benefits; Expenses.
(a)Base Salary. During the Term, Executive shall receive a base salary (as may be adjusted from time to time, the “Base Salary”) of £600,000 per year (pro-rated for any partial year of service). The Base Salary shall be paid in installments in accordance with the Company’s customary payroll practices, as in effect from time to time, but no less often than monthly. The Base Salary shall be reviewed no less often than annually by the Compensation Committee of the Board (the “Committee”).
(b)Annual Bonus. For each fiscal year of the Company ending during the Term, Executive shall be eligible to earn a cash performance bonus (an “Annual Bonus”) based on the attainment of Company and/or individual performance objectives that are determined by the Committee in its discretion. The actual amount of any Annual Bonus shall be determined by reference to the attainment of the applicable performance objectives, as determined by Committee in its sole discretion. Any Annual Bonus shall be paid at such times as annual bonuses are generally paid to other similarly-situated employees of the Company generally for the fiscal year in which such Annual Bonus was earned (but in no event later than March 15th of the calendar year following the calendar year to which such Annual Bonus relates), subject to and conditioned upon Executive’s continued employment through the applicable payment date (and Executive not having given notice to terminate his employment).
(c)Equity Awards. During the Term, Executive shall be eligible for grants of equity awards covering Holdings common stock under the Holdings Second Amended and Restated 2009 Equity Participation Plan or any other applicable equity plan maintained by Holdings from time to time, subject to vesting and other terms and conditions determined by the Committee, in its sole discretion. Nothing in this Agreement will be construed to give Executive any right to any particular award, or any amount or type of any such award, except as provided in an award agreement between Holdings and Executive that is authorized by the Committee and, if required, approved by the Board.
(d)Benefits. During the Term, Executive will be eligible to participate in the health, welfare and retirement benefit plans and programs (including participation in the Company’s pension plan with a monthly contribution of 7.5% of Base Salary by the Company, any applicable medical, dental, disability, accidental death and dismemberment and life insurance plans and programs and paid-time-off programs) maintained by the Company for the benefit of its similarly-situated executives from time to time, subject to the terms and conditions of such plans and programs. Nothing contained in this Section 3(d) shall create or be deemed to create any obligation on the part of the Company to adopt or maintain, or restrict the Company’s ability to amend or terminate, any health, welfare, retirement or other benefit plan or program at any time.
(e)Expenses. During the Term, Executive shall be entitled to reimbursement for all reasonable and necessary business expenses properly incurred by Executive in the performance of

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Executive’s services hereunder in accordance with the policies, practices and procedures generally applicable to similarly-situated executives of the Company, as in effect from time to time (subject to Executive’s proper substantiation of such expenses).

(f)Holidays. The Company’s holiday year runs from 1st January to 31st December. Holidays can only be taken with the prior permission of the Chairman and Chief Executive Officer of Kennedy Wilson, Inc. Executive’s annual entitlement to paid holidays is to those public or customary holidays recognized by the Company in the UK in any holiday year (of which there are typically eight in total), and in addition, 25 contractual days’ holiday. Entitlement to holidays is accrued pro rata throughout the holiday year. Executive is not entitled to carry any unused holiday entitlement forward to the next holiday year unless prevented from taking it in the relevant holiday year due to sickness, absence or authorized family-leave, or unless the Company has otherwise granted permission. Upon notice of termination being served by either party, the Company may require Executive to take any unused holiday accrued in the holiday year in which the termination takes place at any time during any notice period. Alternatively, the Company may, at its discretion, on termination of the employment, make a payment in lieu of accrued but untaken holidays. Executive will be required to make a payment to the Company in respect of any holidays taken in excess of his holiday entitlement accrued as at the termination of his employment. Any sums so due may be deducted from any money owing to the Executive by the Company.
(g)Other Paid Leave. Executive may be eligible for other forms of paid leave, subject to any statutory eligibility requirements or conditions and the Company’s rules applicable to each type of leave in force from time to time. Other forms of paid leave which Executive may be eligible for, depending on the circumstances, include statutory paternity leave and pay, statutory adoption leave and pay, shared parental leave and pay, statutory parental bereavement leave and pay, and (subject to the Company’s discretion) compassionate leave. The Company may replace, amend or withdraw the Company’s policy on any types of leave at any time.
4.Termination of Employment.
(a)Death. Executive’s employment with the Company shall terminate automatically upon Executive’s death during the Term.
(b)Termination Due to Disability.    Executive’s employment hereunder may be terminated by the Company due to Executive’s long-term absence arising from a Disability.
(c)Cause. Executive’s employment hereunder may be terminated at any time by the Company, for Cause (as defined below) or without Cause, in accordance with the terms of this Agreement.
(d)Resignation for Good Reason. Executive may voluntarily terminate Executive’s employment hereunder for Good Reason (as defined below).
(e)Without Good Reason. Executive may voluntarily terminate Executive’s employment with the Company hereunder without Good Reason by delivery of a written notice of resignation to the Company setting forth the date of resignation and giving at least thirty (30) days’ advance notice of such resignation. Notwithstanding the foregoing, in the event that Executive terminates his employment without Good Reason, the Company may, in its sole discretion waive any portion of Executive’s resignation notice period (without payment in lieu thereof), provided, however, that the Executive shall remain entitled to any statutory period of notice to which he is entitled by law.

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(f)Certain Definitions. For purposes of this Agreement:

(i)“Cause” shall mean: (A) Executive is convicted of any criminal offence punishable by imprisonment (whether or not such a sentence is actually imposed); (B) Executive has engaged in gross neglect or gross or willful misconduct in carrying out Executive’s duties, which is reasonably expected to result in material economic or material reputational harm to the Company; (C)

Executive materially breaches of any material provision of this Agreement which results in or is reasonably expected to result in a material economic or material reputational harm to the Company, (D) Executive materially violates the Company’s code of conduct or any other Company policy, which results in or is reasonably expected to result in a material economic or material reputational harm to the Company. No act or failure to act, on the part of Executive, shall be considered “willful” unless it is done, or omitted to be done, by Executive in bad faith or without reasonable belief that Executive’s action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution adopted by the Board or upon the instructions of the Board, or based upon the advice of counsel for the Company, shall be conclusively presumed to be done, or omitted to be done, by Executive in good faith and in the best interests of the Company. In order to invoke a termination for “Cause” the Company must provide written notice to Executive of the existence of such grounds within thirty (30) days following the Company’s knowledge of the existence of such grounds, specifying in reasonable detail the grounds constituting Cause, and Executive shall have thirty (30) days following receipt of such written notice during which Executive may remedy the ground if such ground is reasonably subject to cure (the “Cure Period”). Notwithstanding the foregoing, in the event that Executive commences to cure the breach within the Cure Period, and the breach is susceptible to cure but cannot reasonably be cured within the Cure Period, the Cure Period shall continue for so long as Executive diligently prosecutes the cure to completion, and Executive shall not be considered in breach during such extended Cure Period.
(ii)“Disability” shall mean Executive’s physical or mental disability to the extent that Executive becomes disabled for more than one hundred twenty (120) consecutive days or one hundred eighty (180) days in the aggregate in any twelve (12) month period; provided however, that if Executive disputes that Disability has occurred, the Company and Executive shall jointly select a doctor to examine Executive, and if the Company and Executive cannot agree on a doctor, each party shall select one
(1) doctor who shall jointly select a third (3rd) doctor to examine Executive.
(iii)“Good Reason” shall mean, without Executive’s prior written consent:
(A) the Company instructs Executive to work full-time or substantially full-time at any location that is not acceptable to Executive (other than the Principal Work Location or any other Company headquarters within twenty (20) miles of the Principal Work Location, other than temporary travel as necessary to fulfill Executive’s duties and responsibilities hereunder; (B) the Company materially reduces Employee’s responsibilities, authorities or duties as President of KW Europe; (C) a material reduction in Executive’s Base Salary (other than in connection with an across-the-board reduction in base salaries for all or substantially all similarly-situated executives of the Company); or (D) any material breach of this Agreement by the Company. Notwithstanding the foregoing, a resignation shall only be for Good Reason if Executive provides the Company with written notice thereof within ninety (90) days after the initial occurrence of an event allegedly constituting Good Reason, the Company fails to cure such event within thirty (30) days after receipt of such notice and Executive’s resignation occurs within one (1) year after the initial occurrence of such event.

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(iv)“Qualifying Termination” shall mean a termination of Executive’s employment with the Company (i) by the Company without Cause or (ii) due to Executive’s resignation for Good Reason.
5.Company and Executive Obligations upon Termination.
(a)Accrued Obligations. In the event that Executive’s employment under this Agreement terminates during the Term for any reason (the date of any such termination, the “Termination Date”), Executive will be entitled to: (i) any earned but unpaid Base Salary through the Termination Date,
(ii) unreimbursed business expenses incurred prior to the Termination Date that are reimbursable in accordance with Section 3(e) above, and (iii) vested benefits (if any) due to Executive under any employee benefit plans or programs of the Company (collectively, the “Accrued Obligations”). The Accrued Obligations described in the foregoing clauses (i) and (ii) shall be paid to Executive within thirty (30) days after the Termination Date (or such earlier date as required by applicable law), and the Accrued Obligations described in the foregoing clause (iii) shall be governed by and paid or provided in accordance with the terms and conditions of the applicable plans and programs.
(b)Qualifying Termination. If, during the Term, Executive incurs a Qualifying Termination, then subject to and conditioned upon Executive’s timely execution of a settlement agreement in a form prescribed by the Company, which shall be in full and final settlement of all and any rights and claims which the Executive has or may have against the Company and any of its subsidiaries and affiliates, and any of its or their directors, officers, employees and shareholders, arising from or in connection with his employment or directorships and / or their termination (including both contractual and statutory employment claims in the UK) (the “Release”) which becomes effective as soon as reasonably practicable following the Termination Date, but in no event later than five (5) days following the Termination Date and Executive’s continued compliance with the provisions of Section 6 hereof, the Company shall pay or provide to Executive the following (in addition to the Accrued Obligations):
(i)The Company shall continue to pay to Executive amounts equal to Executive’s then-current Base Salary (which, in the event of a resignation by Executive for Good Reason due to a material reduction in Executive’s Base Salary, shall be the Base Salary in effect immediately prior to such reduction) (the “Continued Salary Severance”) during the period commencing on the Termination Date and ending on the last day of the then-current Term (the “Severance Period”). The Company shall pay the Continued Salary Severance in substantially equal installments in accordance with the Company’s customary payroll practices during the Severance Period; provided, that no such payments shall be made prior to the date on which the Release becomes effective and irrevocable and, if the aggregate period during which Executive is entitled to consider and/or revoke the Release spans two (2) calendar years, no Continued Salary Severance payments shall be made prior to the beginning of the second (2nd) such calendar year (and any payments otherwise payable prior thereto shall instead be paid on the first regularly scheduled Company payroll date occurring in the latter such calendar year or, if later, the first regularly scheduled Company payroll date occurring after the Release becomes effective and irrevocable (in either case, the “First Payroll Date”)).
(ii)The Company shall pay to Executive a lump sum payment (the “Lump Sum Severance”) equal to (A) two (2) times the Average Compensation less (B) an amount equal to the Continued Salary Severance, payable in a single lump sum cash payment on the First Payroll Date. For purposes of this Agreement, “Average Compensation” is the average of the sum of Executive’s actual (x)

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Base Salary (which, in the event of a resignation by Executive for Good Reason due to a material reduction in Executive’s Base Salary, shall be the Base Salary in effect immediately prior to such reduction) and (y) Annual Bonus, in each case, for the three (3) fiscal years ending immediately prior to the fiscal year in which the Qualifying Termination occurs. For the avoidance of doubt, in no event shall the sum of the Lump Sum Severance plus the Continued Salary Severance exceed two (2) times the Average Compensation.
(iii)During the period commencing on the Termination Date and ending on the later of (A) the last day of the Term or (B) the eighteen (18)-month anniversary of the Termination Date, or, if earlier, the date on which Executive becomes covered by a group health insurance program provided by a subsequent employer (in any case, the “Healthcare Coverage Period”), the Company shall, at the Company’s election, either pay directly or reimburse Executive for Executive’s and Executive’s eligible dependents’ coverage under its group health plans at the same levels and the same cost to Executive as would have applied if Executive’s employment had not been terminated based on Executive’s elections in effect on the Termination Date, provided, however, that if the Company is unable to continue to cover

Executive under such group health plans, then an amount equal to each remaining Company subsidy shall thereafter be paid in substantially equal installments on the Company’s regular payroll dates or reimbursed, upon submission of proof of payment by Executive, to Executive over the Healthcare Coverage Period (or the remaining portion thereof).
(iv)Each stock option, award of restricted stock units, and other equity award covering shares of Holdings common stock that is outstanding as of the Termination Date (collectively, “Equity Awards”) will vest in full and, as applicable, become exercisable, and restrictions thereon shall lapse on the Termination Date.
(c)Termination due to Death or Disability. If, during the Term, Executive incurs a termination due to death or Disability, then subject to and conditioned upon Executive’s (or Executive’s estate’s) timely execution and non-revocation of the Release and Executive’s continued compliance with the provisions of Section 6 hereof, the Company shall pay or provide to Executive (or Executive’s estate) the following (in addition to the Accrued Obligations):
(i)The Company shall pay to Executive an amount equal to the greater of
(A) the sum of (x) an amount equal to the Continued Salary Severance plus (y) the amount of Annual Bonus paid to Executive for the fiscal year immediately preceding the fiscal year in which the Termination Date occurs, or (B) such other amount as the Committee may determine in its sole discretion (such greater amount, the “Death or Disability Severance”). The Company may, in its sole discretion, pay for the Death or Disability Severance either in a single lump sum cash payment on the First Payroll Date or satisfy the Death or Disability Severance through the proceeds from one or more insurance policies, the premiums of which shall be paid by the Company. Executive acknowledges that in furtherance of the foregoing and in discharge of its obligations to make the Death or Disability Severance, the Company may purchase and pay the premiums for one or more insurance policies (disability, life or otherwise), with the beneficiary being Executive, and Executive hereby consents to such insurance and agrees to submit to any medical examinations and release of medical records required to obtain such insurance.
(ii)Each Equity Award will vest in full and, as applicable, become exercisable, and restrictions thereon shall lapse on the Termination Date.

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(d)Other Terminations. If Executive’s employment terminates for any reason not described in Sections 5(b) or (c) above, the Company will pay or provide to Executive only the Accrued Obligations in accordance with Section 5(a).
(e)Termination of Offices and Directorships; Full Settlement. Upon termination of Executive’s employment for any reason, unless otherwise specified in a written agreement between Executive and the Company, Executive shall be deemed to have resigned from all offices, directorships, and other employment positions then held with the Company or its affiliates and shall take all actions reasonably requested by the Company to effectuate the foregoing, including executing any relevant documentation. Except as expressly provided in this Agreement, the Company shall have no further obligations, and Executive shall have no further rights or entitlements, in connection with or following Executive’s termination of employment.
(f)Return of Property. Upon termination of Executive’s employment for any reason (or such earlier date as may be required by the Company), Executive shall return to the Company (i) all keys, files, records (and copies thereof), equipment (including, but not limited to, computer hardware, software and printers, wireless handheld devices, cellular phones and pagers), access or credit cards, Company identification, and any other Company-owned property in Executive’s possession or control, and
(ii) all documents and copies, including hard and electronic copies, of documents in Executive’s possession relating to any confidential information of the Company and its affiliates including without limitation, internal and external business forms, manuals, correspondence, notes and computer programs, and Executive shall not make or retain any copy or extract of any of the foregoing.
6.Covenants. To protect the trade secrets and Confidential Information of the Company, Holdings, their affiliates and their respective customers and clients that have been and will be entrusted to Executive, the business goodwill of the Company, Holdings and their respective affiliates (collectively, the “Company Group”) that will be developed in and through Executive and the business opportunities that will be disclosed or entrusted to Executive by the Company Group, and as an additional incentive for the Company to enter into this Agreement, Executive agrees as follows:
(a)Confidentiality. Executive acknowledges that it is the policy of the Company to maintain as secret and confidential (i) all valuable and unique information, (ii) other information heretofore or hereafter acquired by the Company Group and deemed by it to be confidential, and (iii) information developed or used by Company Group relating to the business, operations, employees and/or customers of the Company Group including, but not limited to, any employee information (all such information described in clauses (i), (ii) and (iii) above, other than information which is (w) known by Executive as a result of Executive’s extensive experience in the business generally and not specific to the Company Group, (x) known to the public or becomes known to the public through no fault of Executive, (y) received by Executive on a non-confidential basis from a person that is not bound by an obligation of confidentiality to the Company Group, or (z) in Executive’s possession prior to receipt from the Company Group, as evidenced by Executive’s written records, is hereinafter referred to as “Confidential Information”). The parties recognize that the services to be performed by Executive pursuant to this Agreement are special and unique and that by reason of Executive’s employment by the Company, Executive has acquired and will acquire Confidential Information. Executive recognizes that all such Confidential Information is the property of the Company Group. Accordingly, Executive shall not, at any time during or after the Term, except in the proper performance of Executive’s duties under this Agreement, directly or indirectly, without the prior written consent of the Company, disclose to any Person (as defined below) other than the Company Group, whether or not such Person is a competitor of

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the Company Group, and shall use Executive’s best efforts to prevent the publication or disclosure of any Confidential Information obtained by, or which has come to the knowledge of, Executive prior or subsequent to the date hereof. “Person” shall mean any individual, corporation, limited liability company, partnership, firm, or other business of whatever.
(b)Certain Exceptions. Notwithstanding anything in this Agreement to the contrary, nothing contained herein shall prohibit Executive from (i) filing a charge with, reporting possible violations of applicable law or regulation to, participating in any investigation by, or cooperating with any governmental or law enforcement agency or entity, or making a "protected disclosure” within the meaning of Part 4A (Protected Disclosures) of the UK Employment Rights Act 1996 (a “Protected Disclosure”), (ii) communicating directly with, cooperating with, or providing information (including trade secrets) in confidence to, any local government regulator for the purpose of reporting or investigating a suspected violation of law, or from providing such information to Executive’s solicitor or in a sealed complaint or other document filed in a lawsuit or other governmental proceeding, (iii) discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination based on a protected characteristic or any other conduct that Executive has reason to believe is unlawful.
(c)Non-Competition. During the Term, Executive agrees that Executive will not, except with the written prior consent of the Board or as otherwise permitted under Section 2(b), directly or indirectly, own, manage, operate, control, be employed by (whether as a proprietor, partner, shareholder, principal, agent, employee, consultant, independent contractor or otherwise, and whether or not for compensation) or render services to any Person engaged in competition with the Company Group, in the same or similar business engaged in by any member of the Company Group, or in any other material business in which any member of the Company Group has or is planning to be engaged in the future, or which would result in using or revealing any trade secrets or Confidential Information of the Company Group.
(d)Non-Solicitation of Company Personnel. During the Term and for a period of twelve (12) months immediately following the Termination Date, Executive will not, directly or indirectly, for Executive’s own benefit or for the benefit of any other individual or entity: (i) solicit or attempt to solicit for employment or hire any Company Personnel; (ii) entice or induce any Company Personnel to leave his or her or their employment with the Company Group; or (iii) otherwise negatively interfere with the Company Group’s relationship with any Company Personnel. Notwithstanding the foregoing, a general solicitation or advertisement for job opportunities that Executive may publish without targeting any Company Personnel shall not be considered a violation of this Section 6(d). “Company Personnel” means any individual or entity who is or was at any time during the six-month period prior to Executive’s solicitation (if during the Term) or the Termination Date (as applicable)(the “Relevant Period”) employed or engaged (whether as an employee, consultant, independent contractor or in any other capacity) by the Company Group (i) who by reason of that position and in particular their seniority and expertise or knowledge of Confidential Information or knowledge or influence over the clients, customers, or contacts of the Company Group, is likely to cause damage to the Company Group if they were to leave the employment of the Company Group and become employed by a competitor of the Company Group; and
(ii) with whom the Executive had material dealings during the Relevant Period.
(e)Non-Solicitation of Company Customer. During the Term, Executive will not, directly or indirectly, for Executive’s own benefit or for the benefit of any other individual or entity: (i)

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solicit business from, or offer to provide products or services that are similar to any product or service provided or that could be provided by the Company or that are otherwise competitive with the Business to, any Company Customer; (ii) cause or encourage any Company Customer to reduce or cease doing business with the Company, or (iii) otherwise negatively interfere with the Company Group’s relationships with any Company Customer. “Business” means any business or part thereof that acquires, develops, invests in, provides financing for, or manages commercial real estate, with which Executive’s duties were materially concerned or for which Executive was responsible during the Relevant Period or about which Executive had Confidential Information. “Company Customer” means any individual or entity who (x) is, or was at any time during the Relevant Period a customer, tenant, client, joint venture partner, limited partner, financing source (lender or otherwise), capital partner, vendor or other party doing business with the Company Group with whom Executive had material dealings or about whom Executive obtained Confidential Information during the Relevant Period or (y) is a prospective customer, tenant, client, joint venture partner, limited partner, financing source (lender or otherwise), capital partner, vendor or other party doing business with the Company Group with whom Executive had material dealings, or about whom Executive obtained Confidential Information as part of a solicitation of business on behalf of the Company Group at any time during the one year period prior to the Termination Date.
(f)Non-Disparagement. During the Term and for all time thereafter, Executive agrees not to make derogatory, disparaging or negative statements, whether orally, written or otherwise, about this Agreement, the Company Group or any of their respective services, products or practices, or any of their respective directors, managers, officers, employees, agents, representatives, members or stockholders. Notwithstanding the foregoing, nothing in this agreement prevents Executive from making a Protected Disclosure, or from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Executive has reason to believe is unlawful.
(g)Interpretation. The restrictions in this Section 6 (on which Executive has had the opportunity to take independent advice, as Executive hereby acknowledges) are separate and severable restrictions and are considered by the parties to be reasonable in all the circumstances. It is agreed that, if any restrictions set forth in this Section 6, by themselves, or taken together, shall be adjudged to go beyond what is reasonable in all the circumstances for the protection of the legitimate business interests of the Company or any entity within the Company Group, but would be adjudged reasonable if some part of it were deleted, the relevant restriction or restrictions shall apply with such deletion(s) as may be necessary to make it or them valid and enforceable.
(h)Remedies. The Executive acknowledges and understands that Sections 6(a), (c) (d), (e) and (f) of this Agreement are of a special and unique nature, the breach of which cannot be adequately compensated for in damages by an action at law, and that any breach or threatened breach of such provisions would cause the Company irreparable harm. In the event of a breach or threatened breach by Executive of the provisions of this Agreement, the Company shall be entitled to an injunction restraining Executive from such breach. Nothing contained in this Section 6 shall be construed as prohibiting the Company from pursuing, or limiting the Company’s ability to pursue, any other remedies available for any breach or threatened breach of this Agreement by Executive.
(i)Continuing Operation; Survival. None of the termination of Executive’s employment, the Term or this Agreement will have any effect on the continuing operation of this Section 6, and this Section 6 shall continue to apply in accordance with their respective terms during and after Executive’s employment with the Company, whether or not any other provisions of this Agreement remain in effect at such time.

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7.Employment Rights Act 1996.
(a)Probationary Period. No probationary period applies to Executive’s employment.
(b)Training. As at the date of this Agreement, Executive is not required to undertake any particular training. If any particular training is required or offered, details will be provided separately.
(c)Sickness and Injury. If Executive is unable to work due to sickness or injury, he must report this to the Company by 9am on the first working day of such sickness or injury, indicating so far as practicable the date on which Executive expects to return to work. Executive shall keep the Company informed and provide it with such certification of Executive’s condition as it may require. Executive will be required to complete a self-certification form on Executive’s return to work from any absence of up to seven days (including non-working days). If Executive’s absence exceeds seven consecutive days Executive must provide the Company with a doctor's certificate as soon as possible after the seventh day of absence. Executive must provide further doctor’s certificates to the Company as necessary to cover the full period of the continued absence. If at any time in the reasonable opinion of the Company Executive is unable to perform all of part of his duties due to sickness or injury, Executive will at the request and expense of the Company consent to an examination by a doctor nominated by the Company. Failure to follow the requirements set out in this Section 7(c) may result in disciplinary action and loss of statutory sick pay (“SSP”) and/or other sick pay due. If Executive is absent from work due to sickness, injury or other incapacity, Executive may be entitled to receive SSP from the Company provided Executive is eligible for payment and has complied with all statutory rules (including the statutory requirements for notification of absence). For the purposes of SSP, Executive’s qualifying days are Monday to Friday inclusive.
(d)Disciplinary Procedures. Any disciplinary action taken in connection with Executive’s employment with the Company will usually be taken in accordance with the Company’s disciplinary procedures (which are not contractually binding), a copy of which is available from the Human Resources department.

(e)Grievance Procedure. If Executive wishes to raise a grievance, Executive may apply in writing to the Chief Executive Officer of the Company in accordance with the Company’s non- contractual grievance procedure.
(f)Collective Agreements. There are no collective agreements that directly affect the terms and conditions of Executive’s employment.
8.Successors. This Agreement is personal to Executive and, without the prior written consent of the Company, shall not be assignable by Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.
9.Notices. All notices, demands and other communications provided under this Agreement shall be in writing and shall be deemed to have been duly given when delivered either personally, by reputable overnight courier or registered mail, return receipt requested, postage prepaid, addressed as follows:
If to Executive:

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At Executive’s last known address evidenced on the Company’s payroll records.

If to the Company:

Kennedy Wilson UK Limited 50 Grosvenor Hill
London W1K 3QT Attn: Padmini Singla
Email: psingla@kennedywilson.eu

and

Kennedy-Wilson, Inc. 151 S. El Camino Drive Beverly Hills, CA 90212 Attn: Regina Finnegan
Email: rfinnegan@kennedywilson.com
or to such other address as any party may have furnished to the other in writing in accordance with this Agreement, except that notices of change of address shall be effective only upon receipt.
10.Withholding. The Company and its affiliates may withhold from any amounts payable under this Agreement such applicable taxes as shall be required to be withheld pursuant to any applicable law or regulation, including but not limited to deductions for income tax and National Insurance contributions.
11.Data Protection. The Company will hold, collect and otherwise process certain personal data as set out in the Company’s privacy notice, which is available to the Executive. All personal data will be treated in accordance with applicable data protection laws and regulations.
12.Amendment; Waiver; Survival. No provisions of this Agreement may be amended, modified, or waived unless agreed to in writing and signed by Executive and by a duly authorized officer of the Company.

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No waiver by either party of any breach by the other party of any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. The respective rights and obligations of the parties under this Agreement shall survive Executive’s termination of employment and the termination of this Agreement to the extent necessary for the intended preservation of such rights and obligations.
13.Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of England and Wales without regard to its conflicts of law principles.
14.Jurisdiction. Each party hereby submits to the exclusive jurisdiction of the English courts as regards any claim, dispute or matter arising out of or in connection with this Agreement and its implementation and effect.
15.Validity. The invalidity or unenforceability of any provision or provisions of this Agreement will not affect the validity or enforceability of any other provision of this Agreement, which will remain in full force and effect.
16.Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument.
17.Section Headings. The section headings in this Agreement are for convenience of reference only, and they form no part of this Agreement and will not affect its interpretation.
18.Entire Agreement. This Agreement, together with any agreements referenced herein and any agreements between Holdings and Executive memorializing outstanding equity awards), sets forth the final and entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by Holdings and/or the Company and Executive, or any representative of Holdings and/or the Company or Executive, with respect to the subject matter hereof. Each party acknowledges that in entering in to this Agreement it does not rely on, and shall have no remedies in respect of, any statement, representation, assurance or warranty (whether made innocently or negligently) that is not set out in this Agreement. Nothing in this Section 18 shall limit or exclude any liability for fraud.
19.Further Assurances. The parties hereby agree, without further consideration, to execute and deliver such other instruments and to take such other action as may reasonably be required to effectuate the terms and provisions of this Agreement.
20.Representations. Executive hereby represents and warrants to the Company that (a) Executive is entering into this Agreement voluntarily and that the performance of Executive’s obligations hereunder will not violate any agreement between Executive and any other person, firm, organization or other entity, (b) Executive is not bound by the terms of any agreement with any previous employer or other party to refrain from competing, directly or indirectly, with the business of such previous employer or other party that would be violated by Executive’s entering into this Agreement and/or providing services to the Company pursuant to the terms of this Agreement, and
(c) Executive is legally entitled to work in the United Kingdom.
[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the Effective Date written above.

KENNEDY WILSON UK LIMITED

By:         Name:
Title:

KENNEDY-WILSON HOLDINGS, INC.

By:         Name:
Title:

EXECUTIVE

Michael Pegler

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